EXHIBIT 4.4
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       ENCANA









                    PERFORMANCE SHARE UNIT PLAN FOR EMPLOYEES

                                       OF

                               ENCANA CORPORATION




                    Adopted with effect from January 1, 2003
           and reflective with amendments made as of December 9, 2005 and as of December 21, 2006






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EnCana Corporation                                                      Page 1
Performance Share Unit Plan for Employees


1.    PREAMBLE AND DEFINITIONS

      1.1    TITLE.

             The  Plan   described  in  this  document   shall  be  called  the
             "Performance Share Unit Plan for Employees of EnCana Corporation".

      1.2    PURPOSE OF THE PLAN.

             The purposes of the Plan are:

             a.     to  promote  a  further   alignment  of  interests  between
                    employees and the shareholders of the Corporation;

             b. to associate a portion of employees' compensation with the returns achieved by shareholders of the Corporation over the medium term; and

             c.     to  attract  and  retain   employees  with  the  knowledge,
                    experience and expertise required by the Corporation.

      1.3    DEFINITIONS.

             1.3.1 "AFFILIATE" means any corporation, partnership or other entity in which the Corporation, directly or indirectly, has majority ownership interest.

             1.3.2 "APPLICABLE LAW" means any applicable provision of law, domestic or foreign, including, without limitation, applicable securities legislation, together with all regulations, rules, policy statements, rulings, notices, orders or other instruments promulgated thereunder, and Stock Exchange Rules.

             1.3.3   "BOARD" means the Board of Directors of the Corporation.

             1.3.4 "CHANGE IN CONTROL" notwithstanding the terms of any agreement between the Corporation or an Affiliate and an Eligible Employee relating to a change in control of the Corporation or an Affiliate, a "Change in Control" shall be deemed to have occurred for purposes of this Plan if:

                     (a) any individual, partnership, firm, corporation, association, trust, unincorporated organization or other entity, or any persons acting jointly or in concert with the foregoing, is or becomes the beneficial owner, directly or indirectly of, securities of the Corporation representing more than 20% of the combined voting power of the Corporation's then outstanding securities entitled to vote in the election of the directors of the Corporation;

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EnCana Corporation                                                      Page 2
Performance Share Unit Plan for Employees


                     (b) the Corporation shall have disposed of (A) all or substantially all of its assets, such that shareholder approval was required to be obtained under the CANADA BUSINESS CORPORATIONS ACT, or (B) assets in any 12 month period representing 50% or more of the total assets of the Corporation, the total assets being determined as of the date of the audited financial statements of the Corporation then most recently published;

                     (c) pursuant to a single election or appointment or a series of elections or appointments over any period from and after the effective date of this Plan (A) those individuals who at the effective date of this Plan constituted the Board, together with (B) any new or additional director or directors whose nomination for election by the Corporation's shareholders, or whose appointment to the Board by the Board, has been approved by at least 75% of the votes cast by all of the directors then still in office, who either were directors at the effective date of this Plan or whose appointment or nomination for election was previously so approved, cease for any reason to constitute a majority of the Board; or

                     (d) the Board, by resolution duly adopted by the affirmative vote of a simple majority of the votes cast by the Board, determines that for purposes of this Plan, a Change in Control of the Corporation has occurred.

                     Securities beneficially owned or controlled or directed by an employee plan or related trust sponsored or maintained by the Corporation or its Affiliates shall not be taken into account in determining whether the threshold percentage in Section 1.3.4(a) above is exceeded.

                     For the purposes of this Section 1.3.4:

                     (a) the term "acting jointly or in concert" shall have the meaning ascribed to it in Section 159 of the SECURITIES ACT (Alberta), as amended; and

                     (b) the term "beneficial ownership" shall be interpreted in accordance with Section 158(4) of the SECURITIES ACT (Alberta) and "beneficial owner" shall have a corresponding meaning, except that for purposes of the Plan, options and convertible securities granted by the Corporation to employees, officers or directors shall not be included in determining beneficial ownership or beneficial owner.

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EnCana Corporation                                                      Page 3
Performance Share Unit Plan for Employees


             1.3.5 "COMMITTEE" means the Human Resources and Compensation Committee of the Board or such other committee of the Board which may be appointed by the Board to, among other things, interpret, administer and implement the Plan.

             1.3.6 "CORPORATION" means EnCana Corporation and any successor corporation whether by amalgamation, merger or otherwise.

             1.3.7 "DISABILITY" means the Eligible Employee's physical or mental incapacity that prevents him from substantially fulfilling his duties and responsibilities on behalf of the Corporation or, if applicable, an Affiliate, and in respect of which the Eligible Employee commences receiving, or is eligible to receive, disability benefits under the Corporation's or an Affiliate's short-term or long-term disability plan and "date of Disability" means the date on which the Eligible Employee first becomes eligible for such disability benefits as a result of such incapacity.

             1.3.8 "ELIGIBLE EMPLOYEE" means such employee of the Corporation or an Affiliate as the Committee may designate from time to time as eligible to participate in the Plan.

             1.3.9 "EMPLOYED" means, with respect to an Eligible Employee, that:

                     (a) he is performing work at a workplace of the Corporation or an Affiliate, and has not been given or received, a notice of termination of employment by the Corporation or an Affiliate; or

                     (b) he is not actively at work at a workplace of the Corporation or an Affiliate due to an approved leave of absence, maternity or parental leave or Disability and has not been given, or received, a notice of termination of employment by the Corporation or an Affiliate.

                     For greater certainty, an Eligible Employee shall not be considered "Employed" or otherwise an employee of the Corporation or an Affiliate during a notice period that arises upon the involuntary termination of employment of the Eligible Employee by the Corporation or an Affiliate, as applicable.

             1.3.10 "GRANT AGREEMENT" means an agreement between the Corporation and an Eligible Employee under which a PSU is granted, as contemplated by Section 4.1, together with such schedules, amendments, deletions or changes thereto as are permitted under the Plan.

             1.3.11 "GRANT DATE" means the effective date of a grant of PSUs to an Eligible Employee under Section 4.1.

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EnCana Corporation                                                      Page 4
Performance Share Unit Plan for Employees


             1.3.12 "GRANT PERIOD" means, with respect to a grant of PSUs under Section 4.1, a period commencing with the applicable Grant Date and ending on the date that is three years after such Grant Date, as specified by the Committee, in respect of which an Eligible Employee may be or become entitled to payment of an award of PSUs.

             1.3.13 "MARKET VALUE" means, with respect to any particular date, the closing price per Share on the Stock Exchange on the immediately preceding Trading Day.

             1.3.14 "MEASUREMENT PERIOD" means, with respect to a grant of PSUs under Section 4.1, a period of up to three calendar years as specified by the Committee, commencing with the calendar year in which the applicable Grant Date occurs, over which the Total Shareholder Return of the Corporation and the Performance Group will be measured for purposes of determining the number of PSUs that will vest in an Eligible Employee at the end of the applicable Grant Period.

             1.3.15  "PERFORMANCE GROUP" has the meaning set out in Section 7.4.

             1.3.16 "PERIOD OF ABSENCE" means, with respect to an Eligible Employee, a period of time throughout which the Eligible Employee is on an approved leave of absence from the Corporation or an Affiliate, is on a maternity or parental leave or is experiencing a Disability.

             1.3.17  "PLAN"  means  this   Performance   Share  Unit  Plan  for
                     Employees of EnCana Corporation, including any schedules or appendices hereto, as amended from time to time.

             1.3.18 "PSU" means a unit granted to an Eligible Employee that is represented by a bookkeeping entry on the books of the Corporation, the value of which on any particular date shall be equal to the Market Value.

             1.3.19  "PSU ACCOUNT" has the meaning set out in Section 5.1.

             1.3.20  "RELEVANT PSU ACCOUNT  BALANCE" has the meaning set out in
                     Section 7.2.1.

             1.3.21 "RETIREMENT" means the retirement of the Eligible Employee from employment with the Corporation or an Affiliate in accordance with the normal retirement policy of the Corporation or, if applicable, the normal retirement policy of the Affiliate from which the Eligible Employee retires.

             1.3.22 "SHARE" means a Common Share of the Corporation and such other share as may be substituted for it as a result of

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EnCana Corporation                                                      Page 5
Performance Share Unit Plan for Employees


                     amendments to the articles of the Corporation, arrangement, reorganization or otherwise, including any rights that form a part of the common share or substituted share.

             1.3.23 "STOCK EXCHANGE" means The Toronto Stock Exchange, or if the Shares are not listed on The Toronto Stock Exchange, such other stock exchange on which the Shares are listed, or if the Shares are not listed on any stock exchange, then on the over-the-counter market.

             1.3.24 "STOCK EXCHANGE RULES" means the applicable rules of any stock exchange upon which shares of the Corporation are listed.

             1.3.25  "TOTAL  SHAREHOLDER  RETURN"  has the  meaning  set out in
                     Section 7.3.

             1.3.26 "TRADING DAY" means any date on which the Stock Exchange is open for the trading of Shares and on which Shares actually traded.

             1.3.27 "TRUST FUND" means one or more trust funds, as specified by the Committee, established by the Corporation for the purpose of funding awards of PSUs granted to Eligible Employees pursuant to the Plan.

             1.3.28 "TRUSTEE" means Computershare Trust Company of Canada, or such other person or persons as may from time to time be appointed by the Corporation as trustee of the Trust Fund.

             1.3.29  "VESTED PSUS" has the meaning set out in Section 7.1.

2.    CONSTRUCTION AND INTERPRETATION

      2.1 GENDER, SINGULAR, PLURAL. In the Plan, references to the masculine include the feminine; and references to the singular shall include the plural and vice versa, as the context shall require.

      2.2 GOVERNING LAW. The Plan shall be governed and interpreted in accordance with the laws of the Province of Alberta and any actions, proceedings or claims in any way pertaining to the Plan shall be commenced in the courts of the Province of Alberta.

      2.3 SEVERABILITY. If any provision or part of the Plan is determined to be void or unenforceable in whole or in part, such determination shall not affect the validity or enforcement of any other provision or part thereof.

      2.4 HEADINGS, SECTIONS. Headings wherever used herein are for reference purposes only and do not limit or extend the meaning of the provisions herein contained. A reference to a section or schedule shall, except where expressly stated otherwise, mean a section or schedule of the Plan, as applicable.

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EnCana Corporation                                                      Page 6
Performance Share Unit Plan for Employees


3.    EFFECTIVE DATE AND EMPLOYMENT RIGHTS

      3.1 EFFECTIVE DATE. The Corporation is establishing the Plan for Eligible Employees, effective on January 1, 2003.

      3.2 NO EMPLOYMENT RIGHTS. Nothing contained in the Plan shall be deemed to give any person the right to be retained as an employee or director of the Corporation or of an Affiliate. For greater certainty, a period of notice, if any, or payment in lieu thereof, upon termination of employment, wrongful or otherwise, shall not be considered as extending the period of employment for the purposes of the Plan.

4.    PSU GRANTS AND GRANT PERIODS

      4.1 ANNUAL GRANT OF PSUS. Each Eligible Employee may receive in respect of any calendar year, commencing with the 2003 calendar year, a grant of PSUs in such number as may be specified by the Committee with effect from such date(s) and subject to such Grant Period(s) as the Committee may specify. Each grant and the participation of an Eligible Employee in the Plan shall be evidenced by a written agreement between the Corporation and the Eligible Employee in the form approved by the Committee.

      4.2 PSUS. Each whole PSU will give an Eligible Employee the right to receive, one Share from the Trust or, where the Committee so specifies pursuant to the Plan or in the Grant Agreement relating to the PSU, a cash payment in an amount determined in accordance with the terms of the Plan and the applicable Grant Agreement. For greater certainty, subject to Section 8.2, an Eligible Employee shall have no right to receive Shares or a cash payment with respect to any PSUs that do not become Vested PSUs.

      4.3 MEASUREMENT PERIOD. The Committee shall specify the Measurement Period applicable to each grant of PSUs under Section 4.1 which shall commence with the calendar year in which such PSUs are granted. The Measurement Period applicable to the first grant of PSUs shall be the period January 1, 2003 through December 31, 2005.

      4.4 OTHER TERMS AND CONDITIONS. Subject to the terms of the Plan, the Committee may determine other terms or conditions of any PSUs, including:

             a. any additional conditions with respect to the vesting of PSUs, in whole or in part, or the payment of cash or the provision of Shares under the Plan;

             b. restrictions on the resale of Shares including escrow arrangements; and

             c. any other terms and conditions the Corporation may in its discretion determine,

             which other terms or conditions shall be set out in the Grant Agreement.

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EnCana Corporation                                                      Page 7
Performance Share Unit Plan for Employees


             The Committee may, in its discretion, after the date of grant of a PSU, waive any such term or condition or determine that it has been satisfied. For greater certainty, no term or condition imposed under a Grant Agreement may have the effect of causing payment of the value of a PSU to an Eligible Employee, or his legal representative, to occur after December 31 of the third calendar year following the calendar year in respect of which such PSU was granted.

      4.5 NO CERTIFICATES. No certificates shall be issued with respect to PSUs.

5.    ACCOUNTS, DIVIDEND EQUIVALENTS AND REORGANIZATION

      5.1 PSU ACCOUNT. An account, called as a "PSU Account", shall be maintained by the Corporation for each Eligible Employee and will be credited with such notional grants of PSUs as are received by an Eligible Employee from time to time pursuant to Sections 4.1,
             5.2 and 7.2. PSUs that fail to vest in an Eligible Employee pursuant to Section 7 or Section 8, or that are paid out to the Eligible Employee or his legal representative, shall be cancelled and shall cease to be recorded in the Eligible Employee's PSU Account as of the date on which such PSUs are forfeited or cancelled under the Plan or are paid out, as the case may be.

      5.2 DIVIDEND EQUIVALENT PSUS. Whenever cash dividends are paid on the Shares, additional PSUs will be credited to the Eligible Employee's PSU Account in accordance with this Section 5.2. The number of such additional PSUs will be calculated by dividing the cash dividends that would have been paid to the Eligible Employee if the PSUs recorded in the Eligible Employee's PSU Account as at the record date for the cash dividend had been Shares by the Market Value on the date on which the dividends are paid on the Shares.

      5.3 ADJUSTMENTS. In the event of any stock dividend, stock split, combination or exchange of shares, capital reorganization, consolidation, spin-off or other distribution (other than normal cash dividends) of Corporation assets to shareholders, or any other similar changes affecting the Shares, proportionate adjustments to reflect such change or changes shall be made with respect to the number of PSUs outstanding under the Plan, or securities into which the Shares are changed or are convertible or exchangeable may be substituted for Shares under this Plan, on a basis proportionate to the number of PSUs in the Eligible Employee's PSU Account or some other appropriate basis, all as determined by the Board in its sole discretion.

6.    FUNDING OF PSU AWARDS

      6.1 CONTRIBUTIONS TO TRUST FUND. The Corporation shall from time to time, on its own behalf and on behalf of such of its Affiliates as employ Eligible Employees, make contributions to the Trust Fund in such amounts and at such times as may be specified by the Committee for the purpose of funding, in whole or in part, awards

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EnCana Corporation                                                      Page 8
Performance Share Unit Plan for Employees


             of PSUs which become payable to Eligible Employees pursuant to the Plan.

      6.2 SHARE PURCHASES. Any purchases of Shares by the Trustee or otherwise pursuant to the Plan shall be made on the open market by a broker designated by the Trustee who is independent of the Corporation in accordance with Stock Exchange Rules and who is a member of the Stock Exchange. Subject to the foregoing part of this Section 6.2, any such designation may be changed from time to time.

7.    VESTING AND GRANTS RELATED TO TOTAL SHAREHOLDER RETURN

      7.1    VESTED PSUS.  PSUs granted to an Eligible  Employee  under Section
             4.1 and dividend equivalent PSUs granted to the Eligible Employee in respect of such PSUs pursuant to Section 5.2 shall vest in accordance with Section 7.2 and shall become payable in accordance with Section 8. Additional PSUs granted to an Eligible Employee at the end of a Grant Period pursuant to Section 7.2.3 shall be fully vested when granted. Except where the context requires otherwise, each PSU which vests pursuant to Section 7.2 and each additional PSU which is granted pursuant to Section 7.2 shall be referred to herein as a "Vested PSU" and collectively as "Vested PSUs". PSUs which have been granted to an Eligible Employee and which do not vest in accordance with this Section 7 or Section 8, as applicable, shall be forfeited by the Eligible Employee and the Eligible Employee will have no further right, title or interest in such PSUs.

      7.2 VESTING AND GRANTS BASED ON TOTAL SHAREHOLDER RETURN. Subject to Sections 8.2 and 8.3,

             7.2.1   PSUs granted to an Eligible  Employee  pursuant to Section
                     4.1 as of a particular Grant Date and dividend equivalent PSUs granted to the Eligible Employee in respect of such PSUs pursuant to Section 5.2 ("RELEVANT PSU ACCOUNT
                     BALANCE") shall, subject to Section 7.2.2, vest as provided in the applicable Grant Agreement at the end of the Grant Period that commenced with the particular Grant Date and provided that such Eligible Employee remains Employed by the Corporation or an Affiliate at the end of such Grant Period.

             7.2.2 A Period of Absence in a Grant Period during which an Eligible Employee receives salary from the Corporation or an Affiliate, or any Period or Periods of Absence in a particular Grant Period which in total do not exceed 365 days, shall be considered as active employment for the purposes of Sections 7.2.1 and 7.2.3 with the result that there will be no pro rating under this Section 7.2.2 in the determination of the Eligible Employee's Vested PSUs as a consequence of any such Period of Absence. Where an Eligible Employee experiences one or more Periods of Absence in a Grant Period during which he does not receive salary from the Corporation or an Affiliate and which in

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EnCana Corporation                                                      Page 9
Performance Share Unit Plan for Employees


                     aggregate exceeds 365 days, PSUs granted to the Eligible Employee pursuant to Section 4.1 as of the Grant Date at the beginning of such Grant Period and dividend equivalent PSUs granted to the Eligible Employee in respect of such PSUs pursuant to Section 5.2 shall vest as provided in the applicable Grant Agreement at the end of the Grant Period in proportion to the number of calendar months (rounded up to the nearest whole month) in such Grant Period that were not part of such a Period of Absence.

             7.2.3 Additional PSUs may be granted to an Eligible Employee at the end of a Grant Period if the ranking of the Corporation's Total Shareholder Return compared to the Total Shareholder Return of the Performance Group for the related Measurement Period exceeds such ranking as is specified in the applicable Grant Agreement and the Eligible Employee remains Employed by the Corporation or an Affiliate at the end of the Grant Period. The number of additional PSUs granted to an Eligible Employee at the end of a Grant Period under this Section 7.2.3 will be determined in accordance with the terms of the applicable Grant Agreement and shall be based on the portion of the Eligible Employee's Relevant PSU Account Balance, that became Vested PSUs in accordance with Section 7.2.1 or
                     Section 7.2.2.

      7.3 DETERMINATION OF TOTAL SHAREHOLDER RETURN. The Committee shall cause to be determined for each Measurement Period an amount ("Total Shareholder Return") with respect to the Corporation and each corporation comprising the Performance Group as follows:

                     TOTAL SHAREHOLDER RETURN IS CALCULATED AS THE INCREASE IN VALUE OF AN INITIAL HYPOTHETICAL INVESTMENT OF $100 IN SHARES ("INVESTMENT SHARES") DETERMINED OVER THE MEASUREMENT PERIOD AND IS EQUAL TO THE DIFFERENCE BETWEEN THE INITIAL INVESTMENT OF $100 AND THE ENDING SHARE VALUE AS DETERMINED BELOW IN ACCORDANCE WITH THIS SECTION 7.3.

                     FOR THE PURPOSES OF THIS SECTION 7.3, THE INITIAL INVESTMENT OF $100 IS EXPRESSED AS A NUMBER OF INVESTMENT SHARES WHICH IS DETERMINED BY DIVIDING $100 BY THE INITIAL SHARE VALUE AS DETERMINED BELOW IN ACCORDANCE WITH THIS SECTION 7.3.

                     THE INITIAL SHARE VALUE IS EQUAL TO THE WEIGHTED AVERAGE PRICE FOR THE PERIOD COMMENCING ON DECEMBER 1 OF THE LAST CALENDAR MONTH PRECEDING THE COMMENCEMENT OF THE MEASUREMENT PERIOD AND ENDING ON JANUARY 31 OF THE FIRST MONTH OF THE MEASUREMENT PERIOD.

                     THE NUMBER OF INVESTMENT SHARES IS INCREASED FROM TIME TO TIME ON ACCOUNT OF DIVIDENDS PAID ON SHARES DURING THE MEASUREMENT PERIOD BY THE NUMBER OF SHARES CALCULATED BY DIVIDING THE PRODUCT OF (I) THE THEN CURRENT NUMBER OF INVESTMENT SHARES AND (II)

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EnCana Corporation                                                      Page 10
Performance Share Unit Plan for Employees


                     THE CASH DIVIDENDS PAID ON EACH SHARE, BY THE WEIGHTED AVERAGE PRICE FOR THE MONTH IN WHICH THE DIVIDEND WAS PAID.

                     THE ENDING SHARE VALUE IS THE PRODUCT OF (I) THE NUMBER OF INVESTMENT SHARES DETERMINED AS PROVIDED ABOVE IN THIS SECTION 7.3 AND (II) THE WEIGHTED AVERAGE PRICE FOR THE PERIOD COMMENCING ON DECEMBER 1 OF THE LAST CALENDAR MONTH OF THE MEASUREMENT PERIOD AND ENDING ON JANUARY 31 OF THE FIRST CALENDAR MONTH FOLLOWING THE MEASUREMENT PERIOD.

                     FOR THE PURPOSES OF THIS SECTION 7.3, THE WEIGHTED AVERAGE PRICE IS THE VOLUME WEIGHTED AVERAGE OF THE CLOSING SHARE PRICES ON THE STOCK EXCHANGE FOR EACH TRADING DAY DURING THE APPLICABLE MEASUREMENT PERIOD.

                     NOTWITHSTANDING THE ABOVE IN THIS SECTION 7.3 , THE COMMITTEE SHALL CAUSE TO BE DETERMINED FOR THE MEASUREMENT PERIOD COMMENCING JANUARY 1, 2004:

                     (I)  TWO  TOTAL  SHAREHOLDER   RETURN  AMOUNTS  WITH
                     RESPECT TO THE CORPORATION AND EACH OF THE CORPORATIONS COMPRISING THE PERFORMANCE GROUP AS PROVIDED ABOVE IN THIS SECTION 7.3 USING AN ENDING SHARE VALUE THAT IS BASED ON: (1) THE WEIGHTED AVERAGE PRICE FOR THE PERIOD COMMENCING ON DECEMBER 1 OF THE LAST CALENDAR MONTH OF THE APPLICABLE MEASUREMENT PERIOD AND ENDING ON JANUARY 31 OF THE FIRST CALENDAR MONTH FOLLOWING THE MEASUREMENT PERIOD, AND (2) THE WEIGHTED AVERAGE PRICE FOR THE LAST CALENDAR MONTH OF THE APPLICABLE MEASUREMENT PERIOD, RESPECTIVELY;

                     (II) THE RANKING OF THE CORPORATION'S TOTAL SHAREHOLDER RETURN COMPARED TO THE TOTAL SHAREHOLDER RETURN OF THE PERFORMANCE GROUP SHALL BE DETERMINED FOR THE PURPOSES OF SECTION 7.2 BASED ON THE METHOD PROVIDED IN PARAGRAPH (I) ABOVE WHICH RESULTS IN THE HIGHER RELATIVE RANKING OF THE CORPORATION'S TOTAL SHAREHOLDER RETURN COMPARED TO THE TOTAL SHAREHOLDER RETURN OF THE PERFORMANCE GROUP.

             Total Shareholder Return for corporations in the Performance Group whose common shares are listed on The Toronto Stock Exchange or on both The Toronto Stock Exchange and the New York Stock Exchange will be determined based on Weighted Average Price (as defined above in this Section 7.3 but with respect to the particular corporation's common shares) on The Toronto Stock Exchange and for Corporations in the Performance Group whose shares are not listed on The Toronto Stock Exchange, will be determined based on Weighted Average Price (as defined above in this Section 7.3 but with respect to the particular corporation's common shares) on the New York Stock Exchange.

      7.4 PERFORMANCE GROUP. The Committee shall identify and specify the other corporations against which the Total Shareholder Return of the Corporation is to be ranked (the "Performance Group") for each Measurement Period. The Performance Group for a particular Measurement Period shall be specified by the Committee at or prior to the beginning of the related Grant Period and shall be set out in the Grant Agreement (or amendment thereto) provided to an Eligible Employee in respect of that Grant Period. The Performance Group will in any event comprise a representative sampling of the Corporation's major competitors. Except as provided in this
             Section 7.4, no new corporation may be added to the Performance Group for a Measurement Period. A corporation which continues as a result of a merger, amalgamation or other re-structuring, shall remain a member of a Performance Group for a Measurement Period and any new corporation created as a result of a merger, amalgamation or other re-structuring of two or more Performance Group companies relating to a Measurement Period shall be a member of the Performance Group for that Measurement Period. A corporation which, during a Measurement Period, ceases to conduct all or substantially all of its businesses, is dissolved or ceases to exist as a consequence of a divestiture, re-structuring or other re-organization shall be a member at the bottom of the Performance Group for that Measurement Period for purposes of determining the relative ranking of the Corporation's Total Shareholder Return.

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EnCana Corporation                                                      Page 11
Performance Share Unit Plan for Employees


8.    PAYMENT OF PSU AWARDS

      8.1 ELIGIBLE EMPLOYEE CONTINUING IN EMPLOYMENT - PAYMENT IN SHARES. Subject to Section 8.2, each Eligible Employee shall receive from the Trust Fund one Share for each Vested PSU (as determined pursuant to Section 7.2) credited to the Eligible Employee's PSU Account at the end of a Grant Period (rounded up to the nearest whole number of PSUs), including any additional Vested PSUs awarded to the Eligible Employee pursuant to Section 7.2 in respect of the related Measurement Period. The Shares shall be distributed to the Eligible Employee or his legal representative, as applicable, as soon as practicable following the end of the Grant Period and in any event prior to December 31 of the year in which the Grant Period ends.

      8.2 DEATH OR RETIREMENT. Unless otherwise determined by the Committee, in the event of an Eligible Employee's death or Retirement during one or more Grant Periods, the Eligible Employee or his legal representative, as applicable, shall receive from the Trust Fund one Share for each Vested PSU (as determined pursuant to Section
             7.2 and this Section 8.2) credited to the Eligible Employee's PSU Account at the end of the Grant Period (rounded up to the nearest whole number of PSUs) including any additional PSUs awarded pursuant to Section 7.2 in respect of the related Measurement Period, and such PSUs, together with dividend equivalent PSUs granted to the Eligible Employee in respect of such PSUs pursuant to Section 5.2, shall vest as provided in the applicable Grant Agreement at the end of the Grant Period in proportion to the number of calendar months (rounded up to the nearest whole month) in such related Measurement Period before the date of death or Retirement, as applicable. The Shares shall be distributed, or the cash payment made, to the Eligible Employee or to his legal representative, as applicable, as soon as practicable following the end of each applicable Grant Period and in any event prior to December 31 of the year in which the applicable Grant Period ends.

      8.3 TERMINATION OF EMPLOYMENT DURING GRANT PERIOD. Unless otherwise determined by the Committee, an Eligible Employee shall not be entitled to any further grant of PSUs nor shall he be entitled to any Shares or other payment in respect of unvested PSUs relating to the GRANT PERIOD(s) in which:


             (a)     the  Eligible   Employee   receives  or  gives  notice  of
                     termination of employment, otherwise than in circumstances in which Section 8.2 applies; or


             (b) the entity which employs the Eligible Employee ceases for any reason to be an Affiliate.

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EnCana Corporation                                                      Page 12
Performance Share Unit Plan for Employees


             Any such PSUs recorded in an Eligible Employee's PSU Account shall be cancelled without payment. The Eligible Employee waives any and all right to compensation or damages in consequence of the termination of employment (whether lawfully or unlawfully) or otherwise for any reason whatsoever insofar as those rights arise or may arise from the Eligible Employee ceasing to have rights or be entitled to receive any Shares or cash payment under the Plan pursuant to this Section 8.3.

      8.4 CHANGE IN CONTROL. Notwithstanding any other provision of the Plan in the event of a Change in Control,

             8.4.1 All PSUs credited to each PSU Account (including for greater certainty fractional PSUs) shall become Vested PSUs as at the time of Change in Control subject to pro-ration (unless otherwise determined by the Committee) in accordance with, and in the circumstances provided under, Section 7.2.2 or Section 8.2, as applicable. As soon as practicable following a Change in Control each Eligible Employee shall, at the discretion of the Corporation, either receive from the Trust Fund one Share for each such Vested PSU (as determined pursuant to this
                     Section 8.4.1) credited to the Eligible Employee's PSU Account at the time of the Change in Control (rounded up to the nearest whole number of Vested PSUs) or a cash payment equal to the number of such Vested PSUs (as determined pursuant to this Section 8.4.1) credited to the Eligible Employee's PSU Account at the time of the Change in Control multiplied by the price at which the Shares are valued for the purpose of the transaction or series of transactions giving rise to the Change in Control, or if there is no such transaction or transactions, the simple average of the Market Values on each day in the thirty day period ending on the date of the Change in Control, less applicable tax withholdings. Notwithstanding the foregoing, where a Change in Control occurs and no Shares are distributed and no cash payments are made to an Eligible Employee within thirty days following the Change in Control, the Corporation shall cease to have the discretion to provide the Eligible Employee with Shares and shall be required to pay (or cause an Affiliate to pay) to the Eligible Employee in respect of his Vested PSUs the amount determined in accordance with the cash payment formula set out above, less applicable tax withholdings.

             8.4.2 For greater certainty, and except as specifically provided in Section 1.3.4(b) or Section 1.3.4(d), the sale, disposition or other divestiture of an Affiliate in whole or in part shall not constitute a Change in Control for the purposes of the Plan.

      8.5 ELIGIBLE EMPLOYEE - PAYMENT IN CASH. In the event that PSUs that have been designated by the Committee as payable in cash vest in an Eligible Employee pursuant to Section 7 or 8.2, as applicable, such Eligible Employee or his legal representative, as applicable, shall receive a cash payment equal to the Market Value determined

EnCana Corporation                                                      Page 13
Performance Share Unit Plan for Employees


             as of the last day of the applicable Grant Period multiplied by the number of Vested PSUs credited to his PSU Account as of such date that have been designated as payable in cash, less applicable withholdings.

      8.6 PAYMENTS OUTSIDE OF TRUST FUND. Notwithstanding Section 1.3.9, no payment in Shares or cash will be made from the Trust Fund to any Eligible Employee who is subject to United States federal income tax on his employment income and who is no longer employed by the Corporation or any Affiliate at the end of the Measurement Period or who retires as described in Section 1.3.21 following the end of the Measurement Period, but before the end of the Grant Period, in respect of any PSUs credited to such Eligible Employee's PSU Account and such Eligible Employee shall have no right to any property of the Trust Fund in respect of such PSUs. Instead, subject to Section 11.4, the Corporation shall deliver, or cause to be delivered, to the Eligible Employee at the end of the Grant Period in respect of such PSUs either (i) a number of Shares (acquired on the open market on behalf of the Eligible Employee by a broker designated by the Trustee who is independent of the Corporation in accordance with Stock Exchange Rules) determined in accordance with Section 8.1, if any, or (ii) cash in lieu of such Shares, if any, determined in accordance with Section 8.5.

9.    CURRENCY

      9.1    CURRENCY.   Except  where  expressly   provided   otherwise,   all
             references in the Plan to currency refer to lawful Canadian currency.

10.   SHAREHOLDER RIGHTS

      10.1 NO RIGHTS TO SHARES. PSUs are not Shares and neither the grant of PSUs nor the fact that Shares will be acquired by, or provided from, the Trust Fund in satisfaction of Vested PSUs will entitle an Eligible Employee to any shareholder rights, including, without limitation, voting rights, dividend entitlement or rights on liquidation.

11.   ADMINISTRATION

      11.1 COMMITTEE. Unless otherwise determined by the Board, the Plan shall be administered by the Committee.

      11.2 COMPLIANCE WITH LAWS AND POLICIES. The Corporation's issuance of any PSUs and its obligation to make any payments or discretion to provide any Shares hereunder is subject to compliance with Applicable Law. Each Eligible Employee shall acknowledge and agree (and shall be conclusively deemed to have so acknowledged and agreed by participating in the Plan) that the Eligible Employee will, at all times, act in strict compliance with Applicable Law and all other laws and any policies of the Corporation applicable to the Eligible Employee in connection with the Plan including, without limitation, furnishing to the Corporation all information

EnCana Corporation                                                      Page 14
Performance Share Unit Plan for Employees


             and undertakings as may be required to permit compliance with Applicable Law. Such laws, regulations, rules and policies shall include, without limitation, those governing "insiders" of "reporting issuers" as those terms are construed for the purposes of applicable securities laws, regulations and rules.

      11.3 DELEGATION. The Committee may also delegate to any director, officer or employee of the Corporation such duties and powers relating to the Plan as it may see fit.

      11.4 WITHHOLDINGS. So as to ensure that the Corporation, an Affiliate or the Trust Fund, as applicable, will be able to comply with the applicable provisions of any federal, provincial, state or local law relating to the withholding of tax or other required deductions, including on the amount, if any, includable in the income of an Eligible Employee, the Corporation, or an Affiliate may withhold or cause to be withheld from any amount payable to an Eligible Employee, either under this Plan, or otherwise, such amount, or may require the sale of such number of Shares by the Trustee, as may be necessary to permit the Corporation, the Affiliate or the Trust Fund, as applicable, to so comply.

      11.5 NO ADDITIONAL RIGHTS. Neither designation of an employee as an Eligible Employee nor the grant of any PSUs to any Eligible
             Employee entitles any person to the grant, or any additional grant, as the case may be, of any PSUs under the Plan.

      11.6 AMENDMENT, TERMINATION. The Plan may be amended or terminated at any time by the Board in whole or in part. No amendment of the Plan shall, without the consent of the Eligible Employees affected by the amendment, or unless required by Applicable Law, adversely affect the rights accrued to such Eligible Employees with respect to PSUs granted prior to the date of the amendment. Notwithstanding any provision in the Plan to the contrary, the Plan may be amended to prevent any adverse tax results under
             Section 409A of the United States Internal Revenue Code of 1986, as amended.

      11.7 ADMINISTRATION COSTS. The Corporation will be responsible for all costs relating to the administration of the Plan. For greater certainty and unless otherwise determined by the Committee, an Eligible Employee shall be responsible for brokerage fees and other administration or transaction costs relating to the transfer, sale or other disposition of Shares on behalf of the Eligible Employee that have been previously distributed to or provided to the Eligible Employee pursuant to the Plan.

12.   ASSIGNMENT

      12.1 ASSIGNMENT. The assignment or transfer of the PSUs, or any other benefits under this Plan, shall not be permitted other than by operation of law.